Exhibit 10.1

PROMISSORY NOTE

THIS UNSECURED PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON VARIOUS EXEMPTIONS THEREFROM. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT FOR THE REGISTERED HOLDER’S OWN ACCOUNT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, TRANSFER OR OTHER DISTRIBUTION HEREOF. NO SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY THE BORROWER, WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR THE DETERMINATION BY THE BORROWER, IN ITS SOLE DISCRETION, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR UNDER ANY APPLICABLE STATE OR OTHER SECURITIES LAWS OR OTHER APPLICABLE LAWS OF SIMILAR IMPORT.

THIS NOTE IS ONE OF A SERIES OF PROMISSORY NOTES BEING ISSUED BY THE BORROWER, EACH OF WHICH NOTES IS IDENTICAL EXCEPT FOR ONE OR MORE OF THE IDENTITY OF THE LENDER THEREUNDER OR ANY REGISTERED HOLDER THEREOF, THE PRINCIPAL AMOUNT OF EACH SUCH PROMISSORY NOTE AND THE DATE OF ISSUANCE. THE LENDER AND ANY REGISTERED HOLDER, BY ITS ACCEPTANCE OF THIS NOTE, ACKNOWLEDGES AND AGREES THAT THE ACCELERATION OF THE MATURITY DATE UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AND ANY AMENDMENT OF THE TERMS AND PROVISIONS OF THIS NOTE ARE SUBJECT TO THE APPROVAL OF LENDERS AND REGISTERED HOLDERS HOLDING IN THE AGGREGATE MORE THAN 50% OF THE OUTSTANDING PRINCIPAL AMOUNT OF THE PROMISSORY NOTES COMPRISING THE SERIES OF WHICH THIS NOTE IS A PART.

IN THE PRINCIPAL AMOUNT OF U.S. $1,000.00	Dated: [CLOSING DATE], 2026

FOR VALUE RECEIVED, Monroe Capital ABF Onshore Intermediate Holdings, LLC, a Delaware limited liability company, Monroe Capital ABF Offshore Intermediate Holdings, LP, a Cayman Islands exempted limited partnership and Monroe Capital ABF REIT Intermediate Holdings, LLC, a Delaware limited liability company, individually and collectively, as the context may require, the “Borrower”) HEREBY PROMISE TO PAY to [NAME OF INVESTOR] (the “Lender”) the principal amount of U.S. $1,000.00 on [●], 2056 (the “Maturity Date”).

The Borrower promises to pay interest on the sum of the unpaid principal amount of $1,000.00 plus any past due but unpaid interest hereunder, from the date hereof until such amount is paid in full, at the rate of 12% per annum (except as provided below upon the occurrence and during the continuance of an Event of Default), payable in arrears on June 30 and December 31 of each calendar year beginning on December 31, 2026, and if such day is not a Business Day, then on the immediately preceding Business Day (subject to and as more particularly provided in Sections 1.01 and 1.02 hereof), and on the date on which the principal amount of this Note, plus any accrued but unpaid interest, is paid in full. The term “Business Day” means a day of the year on which banks are not required or authorized to close in New York City.

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Because the Borrower consists of more than one entity, liability to the Lender for the fulfillment of all obligations of any Borrower hereunder shall be joint and several in all respects among the other entities consisting of the Borrower hereunder, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

Upon payment in full of the principal hereof and accrued interest hereunder, this Note shall be surrendered to the Borrower for cancellation.

Article I
TERMS OF PAYMENT

Section 1.01. Prepayments; Prepayment Premium.

At any time on or following the date on which Monroe Capital Asset-Backed Finance Company, LP - Series II (“Series II”), a registered series of Monroe Capital Asset-Backed Finance Company, LP, a Delaware series limited partnership (the “Partnership”) has redeemed the Share (as defined below), the Borrower may upon written notice to the Lender, which notice will indicate the proposed date and the principal amount to be prepaid, prepay in whole or in part the outstanding principal amount of this Note at any time, provided that (i) the Borrower will pay on the Redemption Proceeds Date (as defined below) all accrued and unpaid interest due through and including the date on which REIT Administration, LLC, in its capacity as the agent to the Lender hereunder, receives payment for the Standard Fee Class-S Share of Series II of the Partnership’s limited partnership interest held by such Lender (the “Share”) redeemed pursuant to the Purchase Agreement (as defined below) (the “Redemption Proceeds Date”) on the principal amount being prepaid, and (ii) if the first such prepayment occurs prior to the second anniversary of the issue date of this Note, the Borrower will also pay on the date of such prepayment a one-time premium equal to U.S. $100.00 on this Note (the “Prepayment Premium”) on the date of such prepayment. By signing the Purchase Agreement governing the purchase of this Note (the “Purchase Agreement”), upon any such prepayment and pursuant to the Purchase Agreement, the Lender agrees to submit or cause to be submitted the outstanding Share held by such Lender for redemption.

Section 1.02. Payments and Computations.

The Borrower will make each payment hereunder not later than 4:00 pm (Eastern time) on the day when due in U.S. dollars to the Lender at its address referred to in Section 3.02 or via electronic payment in same day funds. All computations of interest will be made by the Lender on the basis of a year of 360 days, consisting of twelve (12) thirty (30) day months, for the number of days occurring in the period for which such interest is payable. Whenever any payment hereunder is stated to be due on a day other than a Business Day, such payment will be made on the immediately preceding Business Day, with the same legal force and effect as if made on the actual due date.

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Section 1.03. Registration.

This Note is issued in registered form as to both principal and interest. The Borrower or its agent will maintain a register (the “Register”) for the recordation of the name and address of any holder of this Note (the “Registered Holder”). The Lender will be the initial Registered Holder. All interest on, and the principal of, this Note will only be paid to the Registered Holder. If a Registered Holder shall transfer and assign this Note in accordance with the restrictions on transfer described on the first page hereof, the Registered Holder shall provide or cause to be provided written notice to the Borrower and the Borrower or its agent will note the transfer and assignment appropriately on the Register, which shall identify such transferee and assignee as the new Registered Holder. The Register shall be similarly updated to reflect any subsequent transfers permitted under this Section 1.03 by a Registered Holder to a different Registered Holder. A holder of this Note (including any Registered Holder) does not have the right to convert this Note to bearer form.

Section 1.04. Evidence of Exemption from U.S. Withholding Tax.

The Lender shall deliver to the Borrower, on or prior to the date hereof, and any prospective Registered Holder shall deliver to the Borrower on or prior to the date on which it acquires the Lender’s or any other Registered Holder’s interest in this Note, and at such other times as may be necessary in the determination of the Borrower, the Lender or any Registered Holder (each in the reasonable exercise of its discretion), an accurate and complete original signed copy of a Form W-9, substitute Form W-9 or any successor form prescribed by the Internal Revenue Service, together with any other certificates or statements of exemption required under the Internal Revenue Code of 1986, as amended, or the regulations issued thereunder, to establish that no deduction or withholding of U.S. taxes is required with respect to any amounts payable hereunder.

Section 1.05. Notes Comprising a Series.

The Lender and each Registered Holder acknowledges and agrees that this Note is one of a series of promissory notes (the “Series”) issued by the Borrower, each of which promissory notes is identical except for one or more of the identity of the lender thereunder or any Registered Holder thereof. The Lender and each Registered Holder, by its acceptance of this Note, acknowledges and agrees that the rights that it may exercise upon the occurrence of an Event of Default (as defined below) and any amendment of the terms and provisions of this Note are subject to the approval of holders of promissory notes of the Series, the aggregate outstanding principal amount of which represents more than 50% of the aggregate outstanding principal amount of all of the promissory notes comprising the Series.

Article II
EVENTS OF DEFAULT

Section 2.01. Events of Default.

The following events shall each constitute an “Event of Default”:

(a)            The Borrower fails to pay the principal of this Note when the same becomes due and payable; or

(b)            The Borrower fails to pay any interest on this Note when the same becomes due and payable within three Business Days after the same becomes due; or

(c)            The Borrower is insolvent or otherwise is unable to pay its debts as such debts become due, or admits in writing its inability to pay such debts generally, or makes a general assignment for the benefit of creditors; or a proceeding is instituted by or against the Borrower or any of its subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding remains undismissed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) occurs; or the Borrower or any of its subsidiaries takes any organizational action to authorize any of the actions set forth above in this Section 2.01(c).

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As used in this Section 2.01(c), the term “subsidiaries” does not include any “Portfolio Entity”, defined to mean any operating entity owned, directly or indirectly through subsidiaries, by the Partnership, Series II, the Borrower or “Monroe Clients” (as defined below) for operational or profit purposes, including, as the context requires, portfolio companies, holding companies, special purpose vehicles and other entities through which the Partnership, Series II and the Borrower holds assets. “Monroe Clients” means, as the context requires, individually and collectively, any of the following: investment funds, vehicles, accounts, entities, products and /or similar arrangements, other than the Partnership, Series II, the Borrower, and their subsidiaries, sponsored, advised and/or managed by Monroe Capital Asset Finance Advisors, LLC (“Monroe”) or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Monroe’s or its’ affiliates side-by-side or additional general partner investments with respect thereto).

Section 2.02. Remedies Upon Events of Default

Upon the occurrence and during the continuance of any Event of Default, a Registered Holder may notify the Borrower of such Event of Default, after which time the Borrower shall have 30 days to cure such Event of Default. If an Event of Default continues after such 30-day period, the holders of promissory notes of the Series, the aggregate outstanding principal amount of which represents more than 50% of the aggregate outstanding principal amount of all of the promissory notes comprising the Series (such holders being the “Required Holders”) may, upon notice to the Borrower, declare all of the promissory notes comprising the Series (including this Note), and all interest thereon to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided, however, that if such Event of Default is an Event of Default pursuant to Section 2.01(c), all of the notes comprising the Series (including this Note) and all interest thereon, shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

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Article III
MISCELLANEOUS

Section 3.01. Amendments, Etc.

No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower herefrom, will be effective unless the same is in writing and signed by the Required Holders and the Borrower, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given, provided, however, that no such amendment, waiver or consent may reduce the principal amount hereof or the rate of interest payable hereunder, or delay the date on which any amount of interest or principal is due and payable hereunder, unless the Registered Holder shall have agreed to such amendment, waiver or consent.

Section 3.02. Notices, Etc.

All notices and other communications provided for hereunder will be in writing and mailed or delivered via nationally recognized overnight courier or by electronic mail, if to the Lender or the Borrower, at their respective addresses set forth on the signature page hereof; or, if to a Registered Holder, in such holder’s name, c/o REIT Administration, LLC at 1175 Peachtree Street, N.E., Suite 2200, Atlanta, Georgia 30361, admin@reit-funding.com, or at such other address as shall be designated by such Registered Holder for use in the Register maintained hereunder.

Section 3.03. No Waiver; Remedies.

No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 3.04. Binding Effect.

This Note will be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, subject to the restrictions on transfer described on the first page of this Note and except that neither the Borrower nor the Lender may assign its rights hereunder or any interest herein without the other’s prior written consent; provided that no such consent shall be required for any assignment or transfer made as a result of the death of the Lender.

Section 3.05. Consent to Jurisdiction.

(a)            The Borrower hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any appellate court thereof in any action or proceeding arising out of or relating to this Note, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 3.02. The Borrower agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)            Nothing in this Section 3.05 will affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

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Section 3.06. Governing Law.

This Note will be governed by, and construed in accordance with, the laws of the State of Delaware, United States.

Section 3.07. Tax Treatment.

The Borrower (and its affiliates) and Lender will each treat this Note and amounts borrowed thereunder as debt and the relationship between the Borrower and Lender are that of debtor and creditor, in each case for all U.S. federal, state and local tax purposes and will report consistently with such intent.

Section 3.08. Electronic Signatures.

The Lender agrees that any ..PDF, facsimile or other reproduction of its signature on this Note will be deemed to have the same validity, admissibility, enforceability and legal effect as delivery of an original, manually executed copy of this Note for all purposes.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its officer thereunto duly authorized, as of the date first above written.

Borrower:
Monroe Capital ABF Onshore Intermediate Holdings, LLC
By: Monroe Capital Asset-Backed Finance Company, LP - Series II, its Sole Member
By:	/s/Aaron Peck
Name: Aaron Peck
Title: Chief Financial Officer

Borrower:
Monroe Capital ABF Offshore Intermediate Holdings, LP
By: Monroe Capital ABF Holdings GP, LLC, its General Partner By: Monroe Capital Asset-Backed Finance Company, LP - Series II, its Sole Member
By:	/s/Aaron Peck
Name: Aaron Peck
Title: Chief Financial Officer

Borrower:
Monroe Capital ABF REIT Intermediate Holdings, LLC
By: Monroe Capital Asset-Backed Finance Company, LP - Series II, its Sole Member
By:	/s/Aaron Peck
Name: Aaron Peck
Title: Chief Financial Officer

Borrower Address:

155 N. Wacker Drive, 35th Floor Chicago, IL 60606

Lender Address:

[NAME OF EACH LENDER]

c/o REIT Administration LLC

ATTN: C. Scott Harrison

1175 Peachtree Street N.E.

Suite 2200

Atlanta, Georgia 30361

[Signature Page to Promissory Note for Standard Fee Class-S Share]